Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$587	$1,082
Short-term investments	571	776
Accounts receivable, net	151	104
Mortgage loans held for sale	250	159
Prepaid expenses and other current assets	257	210
Restricted cash	5	3
Total current assets	1,821	2,334
Contract cost assets	28	25
Property and equipment, net	373	360
Right of use assets	62	59
Goodwill	2,823	2,823
Intangible assets, net	285	207
Other assets	24	21
Total assets	$5,416	$5,829
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$56	$30
Accrued expenses and other current liabilities	121	105
Accrued compensation and benefits	57	57
Borrowings under credit facilities	230	145
Deferred revenue	70	62
Lease liabilities, current portion	12	14
Convertible senior notes	—	418
Total current liabilities	546	831
Lease liabilities, net of current portion	86	83
Other long-term liabilities	38	67
Total liabilities	670	981
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,617	6,733
Accumulated other comprehensive income (loss)	1	(3)
Accumulated deficit	(1,872)	(1,882)
Total shareholders’ equity	4,746	4,848
Total liabilities and shareholders’ equity	$5,416	$5,829

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$655	$572	$1,253	$1,101
Cost of revenue (1)	166	130	305	253
Gross profit	489	442	948	848
Operating expenses:
Sales and marketing (1)	226	205	424	371
Technology and development (1)	153	144	302	291
General and administrative (1)	121	131	242	263
Impairment costs	—	—	—	6
Total operating expenses	500	480	968	931
Loss from operations	(11)	(38)	(20)	(83)
Loss on extinguishment of debt	—	(1)	—	(1)
Other income, net	18	34	40	67
Interest expense	(5)	(10)	(10)	(19)
Income (loss) before income taxes	2	(15)	10	(36)
Income tax expense	—	(2)	—	(4)
Net income (loss)	$2	$(17)	$10	$(40)
Net income (loss) per share:
Basic	$0.01	$(0.07)	$0.04	$(0.17)
Diluted	$0.01	$(0.07)	$0.04	$(0.17)
Weighted-average shares outstanding:
Basic	241,083	233,453	241,667	234,074
Diluted	251,665	233,453	253,916	234,074
(1) Includes share-based compensation expense as follows:
Cost of revenue	$3	$4	$6	$8
Sales and marketing	19	20	37	38
Technology and development	40	42	78	84
General and administrative	37	47	75	91
Total share-based compensation	$99	$113	$196	$221
Adjusted EBITDA (2)	$155	$134	$308	$259
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented.

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income (loss)	$10	$(40)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	132	115
Share-based compensation	196	221
Amortization of right of use assets	4	6
Amortization of contract cost assets	10	9
Amortization of debt issuance costs	1	3
Impairment costs	—	6
Accretion of bond discount	(5)	(17)
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(5)	8
Changes in operating assets and liabilities:
Accounts receivable	(47)	(19)
Mortgage loans held for sale	(91)	(95)
Prepaid expenses and other assets	(46)	(49)
Contract cost assets	(13)	(9)
Lease liabilities	(6)	(27)
Accounts payable	26	11
Accrued expenses and other current liabilities	18	6
Accrued compensation and benefits	—	(1)
Deferred revenue	8	7
Other long-term liabilities	(1)	—
Net cash provided by operating activities	191	135
Investing activities
Proceeds from maturities of investments	272	474
Proceeds from sales of investments	50	—
Purchases of investments	(109)	(591)
Purchases of property and equipment	(73)	(76)
Purchases of intangible assets	(115)	(14)
Net cash provided by (used in) investing activities	25	(207)
Financing activities
Net borrowings on repurchase agreements	85	89
Repurchases of Class A common stock and Class C capital stock	(400)	(301)
Settlement of convertible senior notes	(419)	(89)
Proceeds from exercise of stock options	55	61
Payment of contingent consideration for acquisition	(30)	—
Net cash used in financing activities	(709)	(240)
Net decrease in cash, cash equivalents and restricted cash during period	(493)	(312)
Cash, cash equivalents and restricted cash at beginning of period	1,085	1,495
Cash, cash equivalents and restricted cash at end of period	$592	$1,183
Supplemental disclosures of cash flow information
Noncash transactions:
Write-off of fully depreciated property and equipment	$82	$20
Capitalized share-based compensation	33	40

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of share-based compensation, impairment costs, loss on extinguishment of debt and income taxes. This measure is not a key metric used by our management or Board of Directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of share-based compensation, impairment costs, loss on extinguishment of debt and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net income (loss), as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss), as reported	$2	$(17)	$10	$(40)
Share-based compensation	99	113	196	221
Impairment costs	—	—	—	6
Loss on extinguishment of debt	—	1	—	1
Income taxes	—	2	—	4
Net income, adjusted	$101	$99	$206	$192
Non-GAAP net income per share:
Basic	$0.42	$0.42	$0.85	$0.82
Diluted	$0.40	$0.39	$0.81	$0.75
Weighted-average shares outstanding:
Basic	241,083	233,453	241,667	234,074
Diluted	251,665	261,365	253,916	263,891
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Denominator for basic calculation	241,083	233,453	241,667	234,074
Effect of dilutive securities:
Option awards	7,649	1,356	8,653	2,286
Unvested restricted stock units	2,933	1,110	3,596	2,085
Convertible senior notes	—	25,446	—	25,446
Denominator for dilutive calculation	251,665	261,365	253,916	263,891

Key Metrics
The following table presents our visits and average monthly unique users for the periods presented (in millions, except percentages):

	Three Months Ended June 30,		2024 to 2025 % Change	Six Months Ended June 30,		2024 to 2025 % Change
	2025	2024		2025	2024
Visits (1)	2,590	2,495	4%	4,944	4,811	3%
Average monthly unique users (2)	243	231	5%	235	224	5%
(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow and StreetEasy measure visits with an internal measurement tool and Trulia measures visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with an internal measurement tool and Trulia measures unique users with Adobe Analytics.
The following table presents our For Sale revenue per Total Transaction Value (“TTV”) for the periods presented:

	Twelve Months Ended June 30,		2024 to 2025 % Change
	2025	2024
For Sale revenue (in millions)	$1,812	$1,624	12%
Total Transaction Value (in trillions) (1)	$1.8	$1.6	6%
For Sale revenue per Total Transaction Value (in basis points)	10.3	9.8	5%

(1) TTV is calculated as the number of existing residential homes sold during the relevant period multiplied by the average sales price of existing residential homes sold during the same period according to residential real estate data collected and estimated by Zillow Group, as published monthly on our site.
The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended June 30,		2024 to 2025 % Change	Six Months Ended June 30,		2024 to 2025 % Change
	2025	2024		2025	2024
Purchase loan origination volume	$1,116	$756	48%	$1,907	$1,357	41%
Refinance loan origination volume	10	3	233%	15	8	88%
Total loan origination volume	$1,126	$759	48%	$1,922	$1,365	41%